UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 21, 2006
INTER-TEL, INCORPORATED
(Exact Name of Registrant as specified in charter)
Commission File Number 0-10211

Arizona	86-0220994
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

1615 S. 52nd Street
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 21, 2006, the Company’s Board adopted the Amended and Restated Bylaws of the Company to, among other things: (i) permit the Board to call a special meeting of the shareholders; (ii) revise provisions relating to the ability of the shareholders of the Company to call a special meeting of the shareholders for the purposes of facilitating a business combination transaction or affecting the composition of the Board for that purpose; (iii) increase the authorized number of directors from six (6) to nine (9); (iv) create new qualification requirements for persons serving as directors; (v) change the parties that may call, and the manner in which such parties may call, special meetings of the Board; and (vi) add provisions relating to the adjournment of Board meetings. The following table sets forth a summary of the material provisions adopted or changed by the Amended and Restated Bylaws.
     The foregoing and the summary that follows do not purport to be complete, and are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Bylaw Provision	Provision, As Amended	Former Provision

Section 2.5	The Board may call a special meeting of shareholders.	The President of the Company may call a special meeting of shareholders.

Special Meetings of Shareholders	Shareholders owning at least ten percent (10%) of the Company’s issued and outstanding capital stock may call a special meeting of shareholders for any purpose, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate a business combination transaction, including any action to change or otherwise affect the Board for that purpose, may only be called at the request in writing of shareholders owning at least twenty-five percent (25%) of the Company’s issued and outstanding capital stock.	Shareholders owning at least ten percent (10%) of the Company’s issued and outstanding capital stock may call a special meeting of shareholders for any purpose.

Section 3.1 Number of Authorized Directors	The Company is authorized to have nine (9) directors on the Board.	The Company is authorized to have six (6) directors on the Board.

Section 3.8 Special Meetings of the Board	Special meetings of the Board may be called by the Chairman of the Board, President or Secretary, and may also be called by the written request of a majority of the Board.	Special meetings of the Board may be called by the President or the Secretary, and may also be called by the written request of a majority of the Board.

Notice of the time and place of special meetings of the Board shall be given in any of the following manners:

     •     If delivered in person or by telephone, such notice shall be delivered at least twenty-four (24) hours prior to the time the meeting is to be held;

     •     If delivered by telegram, such notice shall be delivered to a common carrier for transmission to the director at least twenty-four (24) hours
	prior to the time the meeting is to be held;	Notice of the time and place of special meetings of the Board shall be given by twenty-four (24) hours notice to each director, either personally or by mail, telegram or telephone.

Bylaw Provision	Provision, As Amended		Former Provision

	•	If delivered by overnight courier service, such notice shall be delivered to such courier service for delivery to the director no later than one day prior to the day upon which the meeting is to be held;

	•	If delivered by facsimile, such notice shall be delivered to a common carrier for transmission to the director, or be transmitted by or under the direction of the director at least twenty-four (24) hours prior to the time the meeting is to be held;

	•	If delivered by first-class mail, such notice shall be deposited in the U.S. mail at least four (4) days prior to the date of the meeting to be held; and

	•	If delivered by electronic mail transmission, such notice shall be transmitted by or under the direction of the person giving notice to the director at least twenty-four (24) hours prior to the time the meeting is to be held.

Section 3.19 Adjournment of Board Meetings	A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.		No comparable provision.

Section 3.20 Notice of Adjournment of Board Meetings	Notice of the time and place of holding an adjourned meeting of the Board need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours, such notice shall be given to the directors who were not present at the time of adjournment.		No comparable provision.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
The following Exhibits are filed as part of this report:

Exhibit
Number
Exhibit 3.1	Amended and Restated Bylaws of Inter-Tel, Incorporated.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED
Dated: February 27, 2006	By:	/s/ Norman Stout
		Name:	Norman Stout
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number
Exhibit 3.1	Amended and Restated Bylaws of Inter-Tel, Incorporated.